Exhibit 23.1
CONSENT OF ERNST & YOUNG, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-84247, 33-33983, 33-29672, 33-63489, 333-24229, 333-45391, 333-45395, 333-67537, 333-93057, 333-90807, 333-77279, 333-75163, 333-82387, 333-88251, 333-96255, 333-33188, 333-34154, 333-36526, 333-38134, 333-39336, 333-39422, 333-42408, 333-46220, 333-49696, 333-57366, 333-58238, 333-58288, 333-59518, 333-59522, 333-59530, 333-63330, 333-115625, 333-124805 333-125914, 333-135178, and 333-135177; and Form S-3 Nos. 333-132865 33-20117, 33-54220, 33-58964, and 33-56107) of Intel Corporation of our reports dated February 20, 2007, with respect to the consolidated financial statements and schedule of Intel Corporation, Intel Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Intel Corporation, included in this Annual Report (Form 10-K) for the year ended December 30, 2006.
/s/ Ernst & Young LLP
San Jose, California
February 20, 2007